EXHIBIT 23.2
                     CONSENT OF PRICEWATERHOUSECOOPERS LLP


November 12, 1998

                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of Modis Professional Services, Inc. on Form S- 3 (File No. ) of our report dated March 20, 1998, except for notes 15, 16, and 17, as to which the date is November 11, 1998, on our audits of the consolidated financial statements of Modis Professional Services, Inc. as of December 31, 1997, which report is included in the company's filing on Form 8-K, dated November 12, 1998. We also consent to the reference to our firm under the caption "Experts."


/s/ PricewaterhouseCoopers LLP


Jacksonville, Florida